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                                 EXHIBIT 10.51

                                LEASE AGREEMENT

                             FOR THE ASML BUILDING
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                                LEASE AGREEMENT
                                (Single Tenant)


     LEASE AGREEMENT (this "Lease"), made this 15TH day of August, 1997, between RYAN COMPANIES US, INC., a Minnesota corporation ("Landlord"), and ASM LITHOGRAPHY, INC., a Delaware corporation ("Tenant").

1.   PREMISES:
     --------

     Landlord, subject to the terms and conditions hereof, hereby leases to Tenant the premises (the "Premises") at Arizona State University Research Park, Lot 44, comprising approximately 97,963 square feet of area in the building with street address of 8555 South River Parkway, Tempe, Arizona (the "Building") to be used by Tenant for any use permitted under Article II of the Declaration of Covenants, Conditions and Restrictions for Arizona State University Research Park (the "Declaration"), which is attached hereto as Exhibit A, but excluding the specific illustrated uses permitted under Article II B(6), and for no other purpose. Without limiting the generality of the foregoing limitation on the permitted use of the Premises, Tenant shall not conduct any unlimited manufacturing operations in the Premises or conduct any activities which create the risk of a release of a Hazardous Material on, in, under or about the Premises or the Property or into the environment in violation of the Hazardous Material Laws or otherwise expose Landlord, Tenant, the Property or the Premises to action by any governmental authority or third parties under the Hazardous Materials Laws. The foregoing shall not be construed to prevent the use by Tenant of the Hazardous Materials described in Exhibit B, provided that use thereof is in full compliance with applicable Hazardous Materials Laws pursuant to any governmental or other regulatory permits or consents required by the Hazardous Materials Laws. The Building, the land underlying and contiguous thereto (which is described on Exhibit C), and all improvements thereon are hereinafter referred to as the "Property".

     Tenant shall have the exclusive right to use and occupy the Leased Premises throughout the Lease Term (and any Renewal Terms), 24 hours each day.

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2.   TERM:
     ----

     Tenant takes the Premises from Landlord, upon the terms and conditions herein contained, to have and to hold the same for the term ("Lease Term") of approximately one hundred eighty (180) months commencing on July 31, 1998, subject to the provisions of the next sentence and of paragraph 13, and ending on the last day of the one hundred eightieth (180th) calendar month thereafter, unless sooner terminated or extended as herein provided. The foregoing commencement date is a reasonable projection as of the date of this Lease, subject to change as set forth in the following paragraph.

     Notwithstanding the foregoing projected date, the Lease Term will commence on the third (3rd) business day after Landlord notifies Tenant that all certificates of occupancy (or equivalent governmental approvals of completion) have been issued for the Building and the Tenant Improvements by the appropriate governmental agency, at which time the Premises will be deemed "ready for occupancy." The certificate of occupancy (or equivalent governmental approval of completion) may contain stipulations and conditions to be fulfilled by Landlord so long as it permits Tenant to take occupancy of the Premises and to use the Premises for the purposes contemplated by this Lease. Tenant shall take possession of the Premises no later than three (3) business days after Landlord notifies Tenant that all certificates of occupancy (or equivalent governmental approvals of completion) have been issued. Within five (5) days after commencement of this Lease, Landlord and Tenant shall execute a written statement specifying (a) the commencement date and (b) the termination date of this Lease.

     Notwithstanding the foregoing, Tenant shall be entitled to enter the Premises or portions thereof from time to time prior to commencement of the Lease Term, without the payment of rent or any other sums under this Lease, for the purpose of installing Tenant's furniture, fixtures and equipment. Tenant shall use reasonable care in connection with such entry, and shall not materially interfere with construction of the Tenant Improvements in connection with such entry.

3.   BASE RENT:
     ---------

     Tenant shall pay to Landlord during the Lease Term without any set-off or deduction (except only as otherwise expressly provided in this Lease) annual base rent as follows:

                                      -2-
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     For years one (1) through five (5) of the Lease Term, annual base rent shall be calculated as follows:

(Total Project Cost x Rental Constant) + Subground Lease Annual Payment

          (a) Total Project Cost is defined as the total of the costs and expenses incurred by Landlord in the design, development and construction of the Building as described in paragraph 30 including the Allowance for the Tenant Improvements (but not any excess Tenant Improvements Cost if the actual cost of the Tenant Improvements exceeds the Allowance unless otherwise agreed by Landlord and Tenant as provided in paragraph 30.4) and a three percent (3%) real estate development fee and a six percent (6%) contractor's fee payable to Landlord. Total Project Cost shall include those items set forth in the pro forma statement dated June 19, 1997 showing Landlord's estimate as of that date of $15,954,295 as the Total Project Cost. The pro forma is for informational purposes and remains subject to adjustment.

          (b)  Rental Constant equals .105

          (c) Subground Lease Annual Payment is defined as the applicable annual rent payable under the Subground Lease (as defined in paragraph 28 below) for the corresponding year of the Lease Term.

     As an example of the calculation of annual base rent using the above formula, if the Total Project Cost is $15,954,295.00, then using the Rental Constant of .105 and a Subground Lease Annual Payment of $190,728.00, the annual base rent for each of years one (1) through five (5) of the Lease Term would be $1,865,928.98 for a monthly base rent of $155,494.08.

     For each of years six (6) through ten (10) of the Lease Term, the annual base rent shall be calculated using the above formula but with a Rental Constant of .1172 (e.g., if the Total Project Cost is $15,954,295.00, then using the Rental Constant of .1172 and a Subground Lease Annual Payment of $190,728.00, the annual base rent for each of years six (6) through ten (10) of the Lease Term would be $2,060,571.37 for a monthly base rent of $171,714.28).

     For each of years eleven (11) through fifteen (15) of the Lease Term, the annual base rent shall be calculated using the

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above formula but with a Rental Constant of .1307 (e.g., if the Total Project
Cost is $15,954,295.00, then using the Rental Constant of .1307 and a Subground Lease Annual Payment of $190,728.00, the annual base rent for each of years eleven (11) through fifteen (15) of the Lease Term would be $2,275,954.36 for a monthly base rent of $189,662.86).

     Annual base rent shall be payable for each year of the Lease Term in twelve
(12) equal installments, each monthly installment to be payable on the first day of each month in advance at the office of Landlord at 900 Second Avenue South, Suite 700, Minneapolis, Minnesota 55402, or at such other place as may from time to time be designated by Landlord.

     Landlord and Tenant will memorialize each rental calculation in writing.

     If the Lease Term commences on a day other than the first day of a calendar month, then the rental for such month shall be prorated on a daily basis, based on the number of days in effect during such month, and paid on or before the commencement of the Lease Term.

     Prior to the date the Lease Term commences Landlord will notify Tenant in writing of the final square footage of the Premises. Tenant's written approval thereof shall not be unreasonably withheld or delayed.

     Notwithstanding anything to the contrary herein, Tenant shall have the right, exercisable in Tenant's discretion, to begin operation of its business, prior to commencement of the Lease Term, in the informational technology space (the "IT Space") and/or the office space (the "Office Space") as shown, respectively, crosshatched and hatched on Exhibit D (whether one or both, the "Early Use Space") so long as lawful for Tenant to occupy and commence business within the Early Use Space. Landlord shall use its best, reasonable efforts to have the IT Space available for Tenant's early use by May 29, 1998 and the Office Space available by June 26, 1998. If Tenant so commences business in any portion of the Office Space, then base rent shall commence for the Office Space as of such time and Tenant shall with respect to the Office Space comply with all of the terms and conditions of this Lease. Rent for the early use of the Office Space shall be calculated using the above formula for annual base rent for years 1 through 5 of the Lease Term using Landlord's good faith estimate of the Total Project Cost and prorated based on the ratio of the square footage of the Office

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Space to the total square footage of the Building (as estimated in good faith by
Landlord if not then known); no rent shall be charged prior to commencement of the Lease Term for Tenant's early use of the IT Space. Rent for the early use of the Office Space shall subsequently be adjusted retroactively as necessary to reflect the final Total Project Cost and the Building and the Office Space square footages when known. Tenant shall use reasonable care in connection with Tenant's use of the Early Use Space so as not to materially interfere with Landlord's construction of the Tenant Improvements. Tenant's use of and the commencement of base rent on a pro rata basis for the early use of the Office Space shall not affect the date on which the Lease Term otherwise is determined to commence under paragraph 2 above.

4.   OPERATING COSTS:
     ---------------

     Tenant shall, for the entire Lease Term, pay to Landlord as additional rent, without any set-off or deduction therefrom (except as otherwise expressly provided in this Lease), one hundred percent (100%) of Operating Costs incurred by Landlord in maintaining and operating the Property. Operating Costs shall be based on a one hundred percent (100%)-occupied building, whether or not the entire Building is actually occupied.

     "Operating Costs" are hereby defined to include, but shall not be limited to: (i) real estate taxes and assessments, general or special, (ii) insurance premiums and costs (including deductibles) for the all-risk property and casualty insurance that Landlord maintains pursuant to the provisions of this Lease (which may include rent loss and difference-in-conditions coverages),
(iii) the yearly amortization of capital costs incurred by Landlord for improvements or structural repairs to the Property required to comply with any laws, rules or regulations of any governmental authority having jurisdiction over the Property which are enacted after the commencement date of this Lease, or with any changes in laws, rules or regulations of any governmental authority having jurisdiction over the Property which existed on the commencement date of this Lease, but which changes were enacted after the commencement date of this Lease, or the application of either, or for the purposes of reducing Operating Costs, which costs shall be amortized over the useful life of such improvements or repairs, as reasonably estimated by Landlord, (iv) regular painting of the exterior of the Building, (v) reasonable costs of routine and ordinary service and maintenance of the roof (including reasonable

                                      -5-
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preventive care, but excluding capital repairs/replacements), unless Landlord at its election transfers to Tenant responsibility for routine and ordinary service and maintenance of the roof (including reasonable preventive care) and the cost thereof, (vi) all fees, charges, and assessments including, without limitation, any common area maintenance charges levied or assessed against, or charged to, the Property or any part thereof, or to Landlord in respect to the Property or any part thereof, pursuant to the Ground Lease, the Subground Lease or the Declaration, including, without limitation, any fee, charge, or assessment arising out of the operation and maintenance of Arizona State University
Research Park, together with any applicable transaction privilege or similar tax; and (vii) all Intergovernmental Agreement Service Fees payable to City of Tempe, together with any applicable transaction privilege or similar tax.

     Notwithstanding the foregoing, Landlord, on request of Tenant, will outline Landlord's insurance program and be responsive to Tenant's input but Landlord's own good faith determination of the Property insurance needs will have precedence.

     Painting of the exterior of the Building will be done at reasonable intervals, subject to any further requirement in the Ground Lease, the Subground Lease, or the Declaration.

     Notwithstanding the foregoing, if the Property qualifies for a real estate tax abatement, and then only to the extent of the abatement, Operating Costs will not include any abated real estate tax. Landlord is making no representations or warranties or covenants to Tenant as to the nature or extent of any real estate tax abatement and this Lease is not contingent on any real estate tax abatement, nor are Tenant's obligations to Landlord under this Lease dependent on such an abatement.

     In no event (except only as provided in the preceding subparagraph or in paragraph 8) will Operating Costs include, nor will Tenant be obligated to pay for, (A) any capital improvements, alterations or expenditures, except HVAC (including, without limitation, reroofing of the roof or resurfacing on the parking lot), (B) depreciation, (C) Landlord's overhead or management fees, (D) repairs, alterations, additions, improvements or replacements made to rectify or correct any defect in the design, materials or workmanship of the Building or the Property or to comply with any requirements of any governmental authority,
(E) damage and

                                      -6-
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repairs attributable to fire or other casualty; (F) damage and repairs paid for under any insurance policy carried by Landlord in connection with the Property;
(G) costs incurred due to violation by Landlord of the terms and conditions of this Lease; (H) legal fees, brokerage commissions, advertising costs or other related expenses incurred in connection with leasing; (I) accountants' fees; (J) sculptures or artwork; (K) fees and costs incurred in connection with the defense of Landlord's title or interest in the Property or the Building or any part thereof; (L) rent and other costs payable under any ground lease; and (M) principal, interest and other amounts paid pursuant to any loan secured by the Property or the Building or any part thereof.

     As soon as reasonably practicable prior to the commencement of each calendar year during the Lease Term, Landlord shall furnish to Tenant an estimate of Tenant's share of Operating Costs for the ensuing calendar year and Tenant shall pay, as additional rent hereunder together with each installment of monthly base rent, one-twelfth (1/12th) of its estimated annual share of such Operating Costs. As soon as reasonably practicable (but in no event later than forty-five (45) days) after the end of each calendar year during the Lease Term, Landlord shall furnish to Tenant a statement of the actual Operating Costs for the previous calendar year, including Tenant's share of such amount, and within thirty (30) days thereafter Tenant shall pay to Landlord, or Landlord to Tenant, as the case may be, the difference between such actual and estimated Operating Costs paid by Tenant. Tenant's share of such Operating Costs for the years in which this Lease commences and terminates shall be prorated based upon the dates of commencement and termination of the Lease Term.

     The annual statement of actual Operating Costs shall be prepared in accordance with GAAP and shall be certified to be correct by Landlord. Landlord shall maintain full and accurate books and records with respect to all Operating Costs for a period of not less than one (1) year.

     Tenant shall have the right at any time during normal business hours and upon reasonable prior notice to Landlord to inspect and audit Landlord's books and records with respect to Operating Costs. Tenant shall not have the right, however, to inspect and audit Landlord's books and records with respect to the Operating Costs of any given year following the first (1st) anniversary of Tenant's receipt of the statement of the actual Operating Costs for the year in question.

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5.   ADDITIONAL TAXES:
     ----------------

     Tenant shall pay as additional rent to Landlord, together with each installment of monthly base rent, or within ten (10) days after demand, Tenant's share of Operating Costs and any other payment made by Tenant under this Lease, the amount of any gross receipts tax, transaction privilege or sales tax or similar tax (but excluding therefrom any income tax) payable, or which will be payable, by Landlord, by reason of the receipt of the monthly base rent, Tenant's share of Operating Costs and any other payment made by Tenant under this Lease, and adjustments thereto.

6.   ASSIGNMENT, SUBLETTING:
     ----------------------

     Except for an assignment or subletting to an affiliate or a wholly owned subsidiary of Tenant (any such entity is referred to herein as a "Tenant Affiliate"), Tenant may not assign this Lease, or sublet all or any part of the Premises, without the Landlord's prior written consent, which consent shall not be unreasonably withheld, or delayed. Landlord reserves the right, should the Tenant request such assignment or subletting, to terminate this Lease and recapture the Premises and the Landlord shall have ten (10) days to make such determination. Should the Landlord exercise this "recapture" right in writing, Tenant's obligations under this Lease shall terminate thirty (30) days after Landlord gives Tenant written notice of recapture. Until such termination, the Tenant will, however, remain liable for the performance of all the terms and conditions hereof. Notwithstanding the foregoing, it shall be a condition to any assignment or subletting (including, without limitation, one to a Tenant Affiliate) that the assignee or sublessee shall assume in writing the obligations of Tenant under this Lease, and such assignment or subletting shall not relieve Tenant of its obligations to Landlord under this Lease.

7.   UTILITIES:
     ---------

     Landlord shall provide mains and conduits to supply phone, gas, water, electricity (including main panel with breakers) and sanitary sewage to the Premises. Landlord will also provide the conduit from the street to the Building to accommodate Fiber Optics. Tenant shall pay, when due, all charges for sewer usage or rental, garbage disposal, refuse removal, water, electricity, telephone and/or other utility services or energy source furnished to the Premises during the term of this Lease, or any renewal or extension thereof.

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8.   CARE AND REPAIR OF PREMISES:
     ---------------------------

     Tenant shall, at all times throughout the terms of this Lease, including renewals and extensions, and at its sole expense, keep and maintain the interior of the Premises in good repair and in a clean, safe, orderly, sanitary and first class condition in compliance with all applicable laws, codes, ordinances, rules and regulations, free of any accumulation of dirt and rubbish, and Tenant shall arrange its own trash removal. Tenant's obligations extend to the entirety of the Property and shall also include but not be limited to the maintenance, repair, and replacement, if necessary, of all interior lighting, HVAC, parking lot, driveways located on the Property, sidewalks, loading docks and exterior
                       --
light fixtures located on the Property, landscaping on the Property, electrical and plumbing systems including without limitation all sewer lines, fixtures and equipment, all restrooms, all interior walls and ceilings, partitions, and doors and windows, including the regular painting of the interior of the Building, and the replacement of all broken glass from doors and windows unless breakage is due to a defect in the design, materials or workmanship of the Building or the Property (excluding Tenant's design errors), to a breach of Landlord's own repair and maintenance obligations under this Lease, or to Landlord's negligence. When used in this provision, the term "repairs" shall include ordinary and customary replacements or renewals when necessary, and all such repairs made by the Tenant shall be equal in quality and class to the original work.

     Tenant shall specifically not be required to perform or pay for any structural changes or capital expenditures on the Property in order to comply with (i) any law, ordinance, rule or regulation; or (ii) with any recommendation of Landlord's insurance rating organization, unless the same is required as the direct result of Tenant's particular use of the Premises (as opposed to Tenant's mere occupancy of the Premises or Tenant's conduct of business, generally), except to the extent that Tenant is required to pay to Landlord Tenant's pro
------
rata share of certain amortized capital expenditures as provided in paragraph 4.

     If Tenant fails, refuses or neglects to maintain or repair the Premises and the Property as required in this Lease for ten (10) days after notice shall have been given Tenant, Landlord may make such repairs without liability to Tenant for any loss or damage that may accrue to Tenant's merchandise, fixtures or other property or to Tenant's business by reason thereof (except

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that Landlord shall be liable for its own negligence or willful misconduct), and upon completion thereof, Tenant shall pay to Landlord all costs plus 5% for overhead incurred by Landlord in making such repairs within ten (10) days after Tenant receives from Landlord the bill therefor.

     Landlord shall be responsible for maintenance, repair and replacement of the structural elements of the roof and shall keep the foundation (concrete slab floor), exterior walls, and all other structural portions of the Property and the Building (not otherwise designated to be maintained and repaired by Tenant) in good repair and in a clean, safe, sanitary and first class condition and in compliance with all applicable laws, codes, ordinances, rules and regulations, and if necessary or required by proper governmental authority, make modifications or replacements thereof, except that Landlord shall not be required to make any such repairs, modifications or replacements which become necessary or desirable by reason of the negligence or willful misconduct of Tenant, its agents, servants or employees, by reason of anyone illegally entering or upon the Premises, which repairs, modifications or replacements shall be made by Tenant at its sole expense. Landlord shall also remedy, at Landlord's sole expense, any latent defects in the Building and the Tenant Improvements, as well as any damage to the Premises caused by the willful act or negligence of Landlord or its agents; Landlord shall also repair any defects or failures in building systems to the extent the same were not constructed in accordance with the terms of this Lease or applicable law. Notwithstanding the foregoing, Landlord shall have no liability under this paragraph for any repair, maintenance or replacement required because of Tenant's own design error, and nothing in this paragraph will alter Tenant's obligation to pay Operating Costs to Landlord under paragraph 4 even though this paragraph may impose on Landlord the obligation of performing the necessary maintenance, repair or replacement.

9.   COVENANTS OF TENANT:
     -------------------

     Tenant agrees that it shall:

     (a) Observe such reasonable and customary rules and regulations as from time to time may be put in effect by Landlord, provided that Tenant has received reasonable prior notice of the same, for the general safety of Landlord and the occupants of the Building and for the integrity and reputation of the Property.

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     (b) Give Landlord access to the Premises at all reasonable times, and upon reasonable prior notice (but not less than one (1) business day, except in case of emergency) from Landlord, without change or diminution of rent so long as Landlord complies with the terms of this Lease, to enable Landlord to examine the same and to make such repairs, additions and alterations as Landlord is entitled or required to make under the terms of this Lease, and to exhibit the Premises to prospective purchaser of the Property or lenders thereon; and during the one hundred twenty (120) days prior to the expiration of the term, to exhibit the Premises to prospective tenants and to place upon the door or in the windows of the Premises any usual or ordinary "For Lease" signs. Landlord will schedule such entries with Tenant and will use reasonable efforts to minimize any disruption to Tenant's business caused by such entry and Landlord will comply with Tenant's reasonable security procedures in connection with such entry. All of Landlord's entries and the performance of Landlord's work shall be done during non-business hours of Tenant. Tenant will have the right to be present whenever Landlord comes on the Premises under this paragraph.

     (c) Except in an emergency, Tenant may require reasonable verification of Landlord's or its agent's identity prior to allowing entry into the Premises. Tenant may designate certain portions of the Premises as "Security Areas" for the purpose of securing certain valuable property or confidential information. Landlord may only enter such Security Areas when accompanied by a representative of Tenant upon not less than two (2) business days' notice to Tenant, which notice shall specify the date and time of such entry by Landlord; provided, however, that Landlord may enter the Security Areas, without notice to Tenant, in the event of an emergency, in which case Landlord shall provide Tenant with notice of such entry promptly thereafter.

     (d) Keep the Premises and the Property in good order and condition and replace all glass broken by Tenant with glass of the same quality as that broken, save only glass broken by fire or other casualty covered by standard all risk insurance, and commit no waste on the Premises.

     (e) Pay for all electric lamps, starters and ballasts used in the Premises.

     (f) Upon the termination of this Lease in any manner whatsoever, remove Tenant's furniture, fixtures and equipment, generators, computers, telephones and switches, and

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telecommunications equipment (to the extent the same was installed by Tenant)
and Tenant's other goods and effects and those of any other person claiming under Tenant, and quit and deliver the Premises and the Property to Landlord peaceably and quietly in as good order and condition as the same are now in or hereafter may be put in by Landlord or Tenant, reasonable use and wear thereof and repairs which are Landlord's obligation excepted. Furniture, fixtures, equipment, goods and effects not removed by Tenant at the termination of this Lease, however terminated, shall be considered abandoned and Landlord may dispose of the same as it deems expedient.

     (g) Not place signs on or about the Premises or the Property without first obtaining Landlord's written consent thereto, which consent will not be unreasonably withheld or delayed. All signs must comply with applicable laws and ordinances, covenants, conditions and restrictions, and Landlord's reasonable sign criteria. Notwithstanding the foregoing, Landlord's consent will be deemed given to any sign that complies not only with City of Tempe requirements but also with the Declaration.

     (h) Not overload, damage or deface the Premises or do any act which may make void or voidable any insurance on the Premises or the Building, or which may render an increased or extra premium payable for insurance.

     (i) Not place any additional locks on any of Tenant's doors without the written consent of the Landlord, which consent shall not be unreasonably withheld or delayed.

     (j) Not make any alterations or additions to the Property the cost of which would exceed Two Hundred Fifty Thousand Dollars ($250,000.00) for any single alteration or addition or Five Hundred Thousand Dollars ($500,000.00) cumulatively without obtaining the prior written approval of Landlord thereto,
which consent shall not be unreasonably withheld or delayed.   Tenant shall
submit to Landlord with Tenant's request for Landlord's consent, or as soon thereafter as possible, copies of plans and specifications for the alteration or addition for which Tenant requests Landlord's consent. In addition, for any alteration or addition for which Landlord's consent is not required, Tenant shall still provide to Landlord notice of Tenant's intention to make the alteration or addition and, when available, copies of the plans and specifications for such alteration or addition. All alterations, additions or improvements (including carpeting or other floor covering which has been glued or otherwise affixed to the floor) which may be made by Landlord or Tenant upon the Property, except movable office furniture, equipment and generators, computers, telephone and telecommunication systems, and other technology shall be the property of Landlord, and shall remain upon and be surrendered with the Premises, as a part thereof, at the termination of this Lease.

     (k) Keep the Premises and the Property free from any mechanics', materialmen's, contractors' or other liens arising from, or any claims for damages growing out of, any work performed, materials furnished or obligations incurred by or on behalf of Tenant. Provided, however, that Tenant shall have the right to contest any such lien, in which event such lien shall not be considered a default under this Lease until the existence of the lien has been finally adjudicated and all appeal periods have expired. Tenant shall indemnify, defend, and hold harmless Landlord for, from and against any such lien, or claim or action thereon, reimburse Landlord within ten (10) business days after demand therefor by Landlord for costs of suit and reasonable attorneys' fees incurred by Landlord in connection with any such lien, claim or action, and, upon written request of Landlord, provide Landlord with a bond in an amount and under circumstances necessary to obtain a release of the Premises or the Property from such lien. Notwithstanding the foregoing, Tenant will have no responsibility for the liens of contractors or others hired exclusively by and for Landlord.

     (l) Cause to be performed by a competent service company, preventive maintenance of all HVAC units serving the Premises, as recommended by the equipment manufacturer.

     (m) Indemnify, defend and hold Landlord harmless for, from and against all claims, obligations, liabilities, costs, expenses and reasonable attorneys' fees and court costs which Landlord may suffer or incur by reason of Tenant's breach of this Lease, or by reason of the negligence or willful misconduct of Tenant or its employees, agents, invitees or licensees on or about the Premises or the Property. Subject to the provisions of paragraph 8, Tenant shall comply with all applicable laws, regulations, ordinances and other legal requirements in connection with its particular use and occupancy of the Premises.

     Tenant's obligations under this paragraph 9 to do or not to do a specified act shall extend to and include Tenant's obligations to see to it that Tenant's employees, agents and invitees shall do or shall not do such acts, as the case may be.

     Landlord shall indemnify, defend and hold Tenant harmless for, from and against all claims, obligations, liabilities, costs, expenses and reasonable attorneys' fees and court costs which Tenant may suffer or incur by reason of Landlord's breach of this Lease, or by reason of the negligence or willful misconduct of Landlord or its employees, agents, invitees or licensees on or about the Premises or the Property. Landlord shall comply with all applicable laws, regulations, ordinances and other legal requirements in connection with performing its obligations under this Lease and its entry onto the Premises or the Property.

     Landlord's obligations under this paragraph 9 to do or not to do a specified act shall extend to and include Landlord's obligations to see to it that Landlord's employees, agents and invitees shall do or shall not do such acts, as the case may be.

10.  PARKING AND DRIVES:
     ------------------

     Subject to the refinements, if any, in paragraph 1 of the Rider to this Lease, Tenant, its employees, and invitees shall have the exclusive right to use all interior driveways and parking lots located on the Property. The use of such driveways and parking facilities is subject to such customary and reasonable rules and regulations as Landlord may impose. Landlord will be under no obligation to police the driveways and parking lots. Tenant may employ all reasonable and lawful means to police these areas and prevent unauthorized visitors from using same including, without limitation, employees of businesses adjacent to the Property, which means may include towing to the extent lawful. The Tenant further agrees not to use, or permit the use by its employees, the driveways, parking or truck-loading areas for the overnight or any other storage, or for the maintenance or repair or cleaning, of automobiles or other vehicles without the written permission of Landlord. Tenant shall not place or store goods, materials, supplies, equipment, automobiles or other vehicles, or other property of Tenant in the driveways or parking lots or anywhere else in the Property or in the Building, excepting wholly within the Premises.

11.  CASUALTY LOSS:
     -------------

     In case of damage to the Premises or the Building by fire or other casualty, Tenant shall give immediate notice to Landlord, who shall thereupon cause the damage (including any damage to the Tenant Improvements) to be repaired with reasonable speed, at the expense of the Landlord, subject to reasonable delays caused by force majeure events and other similar delays beyond the reasonable control of Landlord. All rent and other charges payable by Tenant hereunder shall abate proportionately during any period in which, by reason of such casualty, Tenant reasonably determines that there is interference with the operation of Tenant's business in the Premises. Such abatement shall continue for the period commencing with the date of such damage or destruction and ending with the date that business may be fully resumed on the Premises, as reasonably determined by Tenant. If Tenant determines that continuation of business is not practical or secure pending reconstruction, all rent and other charges due and payable hereunder shall be fully abated until business is resumed. In the event such damage resulted solely from the act, fault or neglect of Tenant, Tenant's employees or agents, there shall be no abatement of rent.

     In the event the cost to repair the damage shall exceed twenty-five percent (25%) of the full replacement value of the Building, or if the damage shall be so extensive that repairs cannot be completed within one hundred twenty (120) days from the date of issuance of required permits (permitting to take no more than 60 days and Landlord to use diligent efforts to obtain same), then either Landlord or Tenant shall have the right to terminate this Lease, as of the date of such damage, by notice given to the other party within thirty (30) days following the casualty loss. If this Lease is terminated, the rent and Operating Costs shall be adjusted to the date of such damage and Tenant shall vacate the Premises within ninety (90) days after the date of such casualty. If neither party shall elect to terminate this Lease, then the provisions of the first paragraph of this paragraph 11 shall control. Tenant hereby waives any statutory right to terminate this Lease or to have a reduction of rent in the event of casualty loss or destruction, the rights of tenant in such instance to be determined by this paragraph. Notwithstanding the foregoing, Landlord shall have no obligation to repair or rebuild the Premises unless Landlord has received sufficient insurance proceeds for that purpose free of any claim by any lender on the Property.

12.  CONDEMNATION:
     ------------

     If all or a portion or the Premises or the Property is taken by eminent domain or transferred under threat of such taking, this Lease shall automatically terminate as of the date of taking only with respect to the portion of the Premises or

Property so taken. If such portion of the Premises or the Property is taken by eminent domain, such that the Premises are no longer suitable for Tenant's intended use, in Tenant's good faith discretion, Tenant shall have the right to terminate this Lease as of the date of taking by giving written notice thereof to Landlord within ten (10) days after such date of taking. If Tenant does not elect to terminate this Lease, Landlord shall, at its expense, promptly restore the Premises and the Property (including the Tenant Improvements), exclusive of any improvements or other changes made therein by Tenant, to as near the condition which existed immediately prior to the date of taking as reasonably possible, and the rent and other charges payable under this Lease shall abate in the same manner as described in paragraph 11. All damages awarded for a taking of the Property under the power of eminent domain shall belong to and be the exclusive property of Landlord, whether such damages be awarded as compensation for diminution in value of the leasehold estate hereby created or to the fee of the Property; provided, however, that Landlord shall not be entitled to any separate award made to Tenant for the value and cost of Tenant's personal property, fixtures and moving expenses.

13.  DELAY IN POSSESSION:
     -------------------

     If the Premises shall, on the scheduled date of commencement of the Lease Term, not be ready for occupancy by the Tenant for any reason other than Tenant's default under this Lease, Landlord shall continue to use due diligence to complete such construction, building operations, repair or remodeling and to deliver possession of the Premises to Tenant. Notwithstanding any provision in this Lease to the contrary, but subject to the provisions of paragraph 30.3:

     (a) If the Premises are not ready for occupancy by Tenant on or before July 31, 1998 (the "Delivery Date") for any reason other than solely as a result of Tenant's negligent or willful acts or as set forth below in this paragraph 13, then Tenant's sole and exclusive remedy will be to receive one (1) day of free rent for each day from the thirtieth (30th) day after the Delivery Date for ninety (90) days; provided, however, if Tenant has taken possession of and commenced business in any of the Early Use Space, then the free rent shall be prorated on a square footage basis so that Tenant receives free rent only for that portion of the Building not occupied and being used under the early use provisions of paragraph 3; and

     (b) If the Premises are not ready for occupancy by Tenant on or before the one hundred twentieth (120th) day after the Delivery Date, then Tenant shall have the right to cancel this Lease as its sole and exclusive remedy, excepting an action for specific performance, by notice given to Landlord on or before ten
(10) days thereafter.

14.  MUTUAL RELEASE/WAIVER OF SUBROGATION:
     ------------------------------------

     Landlord and Tenant each hereby release the other from any and all liability or responsibility for any direct or consequential loss, injury or damage during the term of this Lease, to the extent such loss, injury or damage is covered by the terms of any insurance policy maintained by Landlord or Tenant. Inasmuch as the above mutual waivers will preclude the assignment of any claim by way of subrogation (or otherwise) to an insurance company (or any other person), each party hereto agrees if required by said policies to give to each insurance company which has issued to it all risk and other property insurance, written notice of the terms of said mutual waivers, and to have said insurance policies properly endorsed, if necessary, to prevent the invalidation of said insurance coverage by reason of said waivers.

     Tenant shall not carry any stock of goods or do anything in or about said Premises which will increase insurance rates on said Premises or the Building in which the same are located. If Landlord shall consent to such use, Tenant agrees to pay as additional rental any increase in premiums for all risk insurance resulting from the business carried on in the Premises by Tenant. Tenant shall, at its own expense, comply with the requirements of insurance underwriters and insurance rating bureaus and governmental authorities having jurisdiction, except to the extent this Lease requires Landlord to comply with the same.

     The Tenant shall maintain in full force and effect during the term hereof, a policy of public liability insurance under which Landlord and Tenant shall be named insureds. The minimum limits of liability of such insurance shall be $2,000,000.00 combined single limit as to bodily injury and property damage.

     Tenant may provide any coverage required under this Lease through blanket policies.

     Landlord shall, during the term hereof, keep in full force and effect the following insurance:

     (a) Standard form property insurance insuring the Building and the Premises (including all installations and fixtures, but excluding Tenant's personal property) against loss or damage due to the perils of fire and other casualties covered within the classification of fire and extended coverage, vandalism, malicious mischief, special extended coverage (All Risk), sprinkler leakage and water damage. Such policy or policies shall provide for loss payable to Landlord. Such policies will include coverage equal to the full replacement cost of the Building, including the Premises (replacement cost new, including coverage for the cost of debris removal and coverage for the cost of complying with building, zoning, safety, land use and other laws as a result of any casualty or loss) and so as to prevent the application of co-insurance provisions.

     Property insurance required to be carried by Landlord hereunder shall be obtained from companies maintaining at the commencement of the policy term a "General Policyholders Rating" of at least B+ and a financial rating of at least Class V, as set forth in the most current issue of "Best's Insurance Guide."

     The party with a duty to maintain insurance hereunder (the "Insured Party") agrees to deliver to the other party certificates of insurance evidencing such coverage. Each such policy shall contain a provision requiring thirty (30) days written notice to both parties before cancellation of the policy can be effected. The Insured Party shall endeavor to provide the other party, at least 15 days prior to the expiration of such policies, with evidence of renewals or "insurance binders" evidencing renewal thereof.

15.  HAZARDOUS MATERIALS:
     -------------------

     (a) As used in this Lease, the term "Hazardous Material" means any explosives, radioactive materials or substances defined as or included in the definition of "hazardous substances", "hazardous wastes", "infectious wastes", "hazardous materials" or "toxic substances" now or subsequently regulated under any federal, state or local laws or regulations or ordinances ("Hazardous Materials Laws") including, without limitation, oil, petroleum-based products, paints, solvents, lead, mercury, cyanide, DDT, acids, pesticides, asbestos, radon, PCBs and similar compounds.

     (b) Except for ordinary office products in customary quantities, and those Hazardous Materials listed in Exhibit B attached hereto, which shall be used, stored, and disposed of in full compliance with applicable Hazardous Materials Laws pursuant to any permit or consent required under the Hazardous Materials Laws or by other governmental or regulatory authority, Tenant shall not cause or permit any Hazardous Material to be generated, produced, brought upon, used, stored, treated, discharged, released, spilled or disposed of on, in, under or about the Premises or the Property, or into the groundwater or the environment, by Tenant, its affiliates, agents, employees, contractors, sublessees, assignees or invitees. Tenant shall and does hereby indemnify, defend and hold Landlord harmless for, from and against any and all actions (including, without limitation, remedial or enforcement actions of any kind, administrative or judicial proceedings, and orders or judgments arising out of or resulting therefrom), costs, claims, damages (but excluding consequential or punitive damages), expenses (including without limitation, attorneys', consultants' and experts' fees, court costs and amounts paid in settlement of any claims or actions), fines, forfeitures or other civil, administrative or criminal penalties, injunctive or other relief (whether or not based upon personal injury, property damage, or contamination of, or adverse effects upon, the environment, water tables or natural resources), liabilities or losses arising from a breach of this provision of the Lease.

     (c) In the event that Hazardous Materials are discovered upon, in, or under the Property, and any governmental agency or entity having jurisdiction over the Property requires the removal or remediation of such Hazardous Materials, (i) Tenant shall be responsible for removing and remediating those Hazardous Materials arising out of or related to any breach of the provisions of clause
(b) above, and (ii) in all other circumstances, Landlord shall be responsible for removing and remediating the Hazardous Materials, at Landlord's expense. Notwithstanding the foregoing, Tenant shall not take any remedial action in or about the Premises or the Property without first notifying Landlord of Tenant's intention to do so and affording Landlord the opportunity to protect Landlord's interest with respect thereto. Each party immediately shall notify the other party in writing of: (i) any spill, release, discharge or disposal of any Hazardous Material in, on or under the Premises, the Property or any portion thereof except from the use of ordinary office products or materials in the ordinary course of Tenant's business which is not otherwise a reportable event under applicable Hazardous Materials Laws; (ii) any enforcement, cleanup, removal or other governmental or regulatory action instituted, contemplated, or threatened (if Tenant has notice thereof) pursuant to any Hazardous Materials

Laws; (iii) any claim made or threatened by any person against Tenant, the Premises, or the Property relating to damage, contribution, cost recovery, compensation, loss or injury resulting from or claimed to result from any Hazardous Materials; and (iv) any reports made to any governmental agency or entity arising out of or in connection with any Hazardous Materials in, on, under or about or removed from the Premises or the Property, including any complaints, notices, warnings, reports or asserted violations in connection therewith. Tenant also shall supply to Landlord as promptly as possible, and in any event within five (5) business days after Tenant first receives or sends the same, copies of all claims, reports, complaints, notices, warnings or asserted violations relating in any way to the Premises, the Property or Tenant's use or occupancy thereof.

     (d) Without limiting the foregoing indemnity, Tenant shall be responsible to pay for, or reimburse Landlord for, the cost of any investigations, studies, cleanup or corrective action initiated or undertaken on account of any action or inaction of Tenant in violation of any Hazardous Materials Laws at or affecting the Premises and/or Property, or by reason of any other act or omission of Tenant in breach of this Lease.

     (e) Landlord represents and warrants to Tenant that the Building and the Premises contain no significant amounts of asbestos or other Hazardous Materials as a result of Landlord's development of the Property, excepting insubstantial amounts thereof, if any, in quantities not having materially adverse effects on the environment or upon the health and safety of persons.

     (f) The respective rights and obligations of Landlord and Tenant under this paragraph 15 shall survive the expiration or termination of this Lease or Tenant's non-occupancy of the Premises.

16.  DEFAULT:
     -------

     In the event Tenant fails to keep and perform any of the terms or conditions hereof (but excluding the payment of rental or other monetary sums due under this Lease) and such failure continues for thirty (30) days after written notice of default from Landlord (provided, however, that if such failure cannot reasonably be corrected, even by prompt and diligent action, within thirty (30) days, where Tenant fails to commence curing such failure within such 30-day period and thereafter diligently pursue the same to completion), or in the event Tenant fails to pay any rental or other sum of money due hereunder and such failure continues for ten (10) business days after notice thereof to Tenant, time being declared to be of the essence, and no further notice of default being required, Landlord may resort to any and all legal remedies or combination of remedies which Landlord may desire to assert including but not limited to one or more of the following: (1) re-enter the Premises in the manner provided by law, (2) declare the Lease at an end and terminated, (3) sue for the rent due and to become due under the Lease, and for any damages sustained by Landlord and (4) continue the Lease in effect and relet the Premises on such terms and conditions as Landlord may deem reasonably advisable with Tenant remaining liable for the monthly rent and all other sums payable under this Lease, plus the reasonable cost of obtaining possession of the Premises and of reletting the Premises, including broker's commissions, and of any repairs and alterations necessary to prepare the Premises for reletting, less the rentals actually received from such reletting, if any. Landlord shall use reasonable efforts to mitigate damages and relet the Premises. Any recovery of future rent from Tenant, will be discounted by applying the Federal Reserve rate of the Federal Reserve Bank in San Francisco at the time of award, plus three percent (3%). No action of Landlord shall be construed as an election to terminate the Lease or to accept a surrender of the Premises unless written notice of such intention be given to Tenant. Tenant agrees to pay as additional rental all reasonable attorneys' fees and other costs and expenses incurred by Landlord in enforcing any of Tenant's obligations under this Lease. The mention in this Lease of any remedies shall not be deemed to be a waiver by Landlord of any other or further remedies available at law or in equity from time to time, all of which are expressly preserved and shall be available to Landlord.

     The prevailing party in any dispute arising under this Lease shall be entitled to recover from the other party all reasonable attorneys' fees and other costs and expenses incurred by the prevailing party, such fees to be set by a court and not a jury. Any amount due from either party hereunder which is not paid when due shall bear interest at the rate of 12% per annum from the due date until paid. The mention in this Lease of any remedies shall not be deemed to be a waiver by Tenant of any other or further remedies available at law or in equity from time to time, all of which are expressly preserved and shall be available to Tenant.

     Neither acceptance of rent by Landlord, with or without knowledge of breach, nor failure of Landlord to take action on account of any breach hereof or to enforce its rights hereunder shall be deemed a waiver of any breach, and absent written notice or consent, said breach shall be a continuing one.

     If Landlord defaults under this Lease, Tenant shall give Landlord written notice of the default and Landlord shall have (a) ten (10) days to correct the same, if the default can be corrected by the payment of money, and (b) thirty
(30) days to correct the same, if the default cannot be corrected by the payment of money, provided that if a non-monetary default cannot reasonably be cured within such 30-day period, and if Landlord is proceeding with due diligence to cure the default, Landlord will have such additional time as may be reasonably necessary to cure the default so long as Landlord promptly commences such cure within the 30-day period. The holder of any mortgage or deed of trust on the Property shall have the right to cure any default of Landlord with equal cure periods. Such lender's cure period will begin to run upon its receipt of written notice from Tenant setting forth the alleged default of Landlord, provided Landlord or such lender has given Tenant written notice of the lender's address. If Landlord or its lender fails to pay any amounts due Tenant within the applicable time period or to otherwise cure any default of Landlord within the time period specified above, then Tenant shall have as its exclusive remedy the right to cure any default at Landlord's expense and seek recovery of such sum from Landlord by an action at law. Nothing herein shall limit Tenant's right to equitable relief (including injunction or specific performance) in the event Landlord and its lender fail to cure within the applicable time period. Tenant shall have a qualified right of offset if neither Landlord nor its lender protests the claimed default of Landlord by sending Tenant written notice of protest within ten (10) days after receipt by Landlord and its lender of Tenant's notice of default to Landlord, and if neither Landlord nor its lender thereafter cures the alleged default of Landlord within the applicable time period.

     Tenant agrees to look solely to Landlord's interest in the Property for the recovery of any judgment from Landlord or the payment of any obligation, liability or claim under, arising out of, or relating to this Lease, it being hereby agreed that, except to the extent of Landlord's interest in the Property, Landlord, the assets of Landlord, or if Landlord is a partnership, its partners whether general or limited, or if Landlord is a corporation, Landlord, its directors, officers or shareholders, or if Landlord is a limited liability company, Landlord and its members and managers shall never be liable for any judgments, claims, obligations or liabilities under, arising out of, or relating to this Lease. The foregoing will not apply to any claim of Tenant against Landlord based upon any misrepresentation or breach of warranty by Landlord under paragraph 30.6 for which Tenant gives Landlord written notice of the claimed misrepresentation or breach of warranty no later than the end of the five hundred fortieth (540th) day after the commencement date of the Lease Term. Thereafter, the above limitation on claims by Tenant shall apply to all claims of Tenant, including claims based upon a misrepresentation or breach of warranty by Landlord under paragraph 30.6.

17.  NOTICES:
     -------

     All bills, statements, notices or communications which Landlord may desire or be required to give to Tenant shall be deemed sufficiently given or rendered if in writing and either delivered to Tenant personally or sent by a nationally recognized overnight courier service, or sent by registered or certified U.S. mail, postage prepaid, return receipt requested, addressed to Tenant at the address set forth below and the time of rendition thereof of the giving of such notice or communication shall be deemed to be (i) the time when the same is delivered to Tenant, if delivered personally, (ii) the next business day, if sent by overnight courier, or (iii) three (3) business days after deposit in the mail as herein provided. Notices to Tenant shall be sent to the following address:

          Tenant:

               ASM Lithography, Inc.
               8555 South River Parkway
               Tempe, Arizona 85284
               Attn: Controller

          Landlord:

               Ryan Companies US, Inc.
               3200 East Camelback Road, Suite 129
               Phoenix, Arizona 85018
               Attn: John L. Strittmatter

Any notice by Tenant to Landlord must be given in the same manner, but addressed to Landlord at the address set forth above, or in case of subsequent change upon notice given, to the latest address furnished.

18.  HOLDING OVER:
     ------------

     Should Tenant continue to occupy the Premises after expiration of the Lease Term or any renewal or renewals thereof, such tenancy shall be from month to month, and basic monthly rent shall continue to be due at the monthly rent in effect for the last month of the Lease Term, prorated on a daily basis and based upon a thirty-day month. Either Landlord or Tenant may terminate such continued tenancy upon thirty (30) days' written notice to the other party.

19.  SUBORDINATION:
     -------------

     This Lease and the rights of Tenant shall be and are subject and subordinate at all times to the lien of any first mortgage or deed of trust now or hereafter in force against the Property, provided, however, that (i) in the case of any mortgage or deed of trust encumbering the Property as of the date of this Lease, Landlord will obtain, prior to the commencement of the Lease Term, an agreement between the beneficiary or mortgagee thereof and Tenant that so long as no default exists hereunder and Tenant attorns to Landlord's successor pursuant to the provisions of this Lease, no termination of such encumbrance (or any proceeding in connection therewith) shall disturb Tenant's possession of the Premises and this Lease shall remain in full force and effect; and (ii) in the case of any first mortgage or deed of trust encumbering the Property after the date hereof, the beneficiary or mortgagee thereof agrees, either in such encumbrance or in a separate agreement with Tenant, that so long as no default exists under this Lease and Tenant attorns pursuant to Landlord's successor pursuant to the provisions of this Lease, no foreclosure of such encumbrance (or any proceeding in connection therewith) shall disturb Tenant's possession of the Premises and this Lease shall remain in full force and effect. Tenant shall execute such further instruments confirming the subordination of this Lease to the lien of any such first mortgage or deed of trust as shall be requested by Landlord.

20.  ESTOPPEL CERTIFICATE:
     --------------------

     Tenant shall at any time and from time to time, upon not less than fifteen
(15) days prior written notice from Landlord, execute, acknowledge and deliver to Landlord and any other parties designated by Landlord, a statement in writing certifying (a) that this Lease is in full force and effect and is unmodified and that Tenant has taken possession of the Premises and has accepted and approved the condition of the Premises and the Tenant Improvements (or, if modified, or disapproved, stating the nature of such modification or disapproval), (b) the date to which the rental and other charges payable hereunder have been paid in advance, if any, and (c) that there are, to Tenant's knowledge, no uncured defaults on the part of Landlord hereunder (or specifying such defaults if any are claimed). Any such statement may be furnished to and relied upon by any prospective purchaser, tenant or encumbrancer of all or any portion of the Property and shall include any further statement that a good faith purchaser, tenant or encumbrancer would reasonably require.

     Landlord shall at any time and from time to time, upon not less than thirty
(30) days prior written notice from Tenant, execute, acknowledge and deliver to Tenant and any other parties designated by Tenant, a statement in writing certifying (a) that this Lease is in full force and effect and is unmodified (or, if modified, stating the nature of such modification), (b) the date to which the rental and other charges payable hereunder have been paid in advance, if any, and (c) that there are, to Landlord's knowledge, no uncured defaults on the part of Tenant hereunder (or specifying such defaults if any are claimed). Any such statement may be furnished to and relied upon by any prospective sublessee, assignee or encumbrancer of all or any portion of Tenant's interest in the Property and shall include any further statement that a good faith sublessee, assignee or encumbrancer would reasonably require.

21.  SERVICE CHARGE:
     --------------

     Tenant agrees to pay a service charge equal to one percent (1%) per month or any portion thereof of any payment of monthly base rent payable by Tenant hereunder which is not paid within ten (10) business days from the date due, or of $5.00 per month or portion thereof, whichever is greater. Such service charge shall only be assessed against Tenant if Tenant has failed to pay the monthly base rent within ten (10) business days of the date due more than twice in a 12-month period during the Lease Term, and Landlord has delivered to Tenant notice of such failure more than twice in such 12-month period.

22.  BINDING EFFECT:
     --------------

     The word "Tenant", wherever used in this Lease, shall be construed to mean tenants in all cases where there is more than one tenant, and the necessary grammatical changes required to make the provisions hereof apply to corporations, partnerships, limited liability companies, or individuals, men or women, shall in all cases be assumed as though in each case fully expressed. Each provision hereof shall extend to and shall, as the case may require, bind and inure to the benefit of Landlord and Tenant and their respective heirs, legal representatives, successors and assigns, provided that this Lease shall not inure to the benefit of any heir, legal representative, transferee or successor of Tenant except as expressly provided in this Lease.

     Landlord may assign its right, title, and interest in the Property and under this Lease, and such assignment shall thereupon automatically terminate Landlord's obligations under this Lease, provided that the assignee shall assume, in writing, the Landlord's obligations under this Lease arising from the date of assignment.

23.  MEMORANDUM:
     ----------

     Landlord and Tenant shall execute and deliver a short form or memorandum of this Lease, satisfactory in form and substance to Landlord and Tenant, for recording in the proper office or offices in the county in which the Property is located.

24.  QUIET ENJOYMENT:
     ---------------

     So long as Tenant is not in default under this Lease (after expiration of any applicable notice and cure periods), Tenant (and any subtenant or assignee of Tenant permitted pursuant to the terms of this Lease) shall peaceably and quietly have, hold and enjoy the Premises 24 hours each day during the term hereof, subject to force majeure, casualty, condemnation and other similar events beyond Landlord's reasonable control (but subject to Landlord's obligations under this Lease). Notwithstanding the foregoing, defects in Landlord's title, or foreclosure or other enforcement of Landlord's lender's lien shall not be excluded from Landlord's covenant of Tenant's quiet enjoyment.

25.  BROKER:
     ------

     In connection with the lease of the Premises from Landlord to Tenant, Landlord shall pay brokers' commissions to CB

Commercial Real Estate Group, Inc. (Greg White) pursuant to a separate agreement. With the exception of such commission, Landlord and Tenant each represent to the other that it has not entered into any agreement or incurred any obligation which might result in the obligation to pay a leasing or brokerage commission or finder's fee with respect to this transaction. Landlord and Tenant each agree to indemnify, defend, protect and hold the other harmless from and against any and all losses, claims, damages, costs or expenses (including reasonable attorneys' fees) which the other may incur as a result of any claim made by any person to a right to a leasing or brokerage commission or finder's fee in connection with this transaction to the extent such claim is based, or purportedly based, on the acts or omissions of Landlord or Tenant, as the case may be.

26.  RIDER:
     -----

     If a rider is attached to this Lease, the provisions therein shall be an integral part of this Lease.

     IN WITNESS WHEREOF, the respective parties hereto have caused this Lease to be executed the day and year first above written.

                                    RYAN COMPANIES US, INC.,
                                    a Minnesota corporation



                                    By: /s/ John Strittmatter
                                       ------------------------------
                                     Its: VP
                                         ----------------------------

                                                            LANDLORD


                                    ASM LITHOGRAPHY, INC., a
                                    Delaware corporation



                                    By: /s/ Christina Larson
                                       ------------------------------
                                     Its: Secretary / Treasurer
                                         ----------------------------

                                                            TENANT

                           RIDER TO LEASE AGREEMENT
                            DATED AUGUST 15th, 1997
                                    BETWEEN
                     RYAN COMPANIES US, INC., AS LANDLORD,
                                      AND
                       ASM LITHOGRAPHY, INC., AS TENANT

     THIS RIDER is an integral part of the attached Lease Agreement between Ryan Companies US, Inc., as Landlord, and ASM Lithography, Inc., as Tenant. In the event of any conflict between the two, the terms of this Rider will govern.
This Rider and the attached Lease Agreement are called the "Lease."

27.  PARKING:
     -------

     At no additional charge to Tenant, Landlord will provide Tenant with three hundred forty-eight (348) employee and visitor vehicular parking spaces in the general parking areas appurtenant to the Building. Landlord has no obligation to provide covered parking. The parking spaces will be available to Tenant twenty-four (24) hours a day, during each day of the Term hereof, except that Landlord has no duty to police the parking spaces, and such availability will be subject to force majeure, casualty, condemnation and other similar events beyond Landlord's reasonable control.

28.  DECLARATION, GROUND LEASE, AND SUBGROUND LEASE:
     ----------------------------------------------

     The Property, the Building, and the Premises are subject to the terms and conditions of the Declaration attached hereto as Exhibit A. Tenant's use of the Property, the Building, and the Premises shall be in full compliance with the terms and conditions of the Declaration. Without limitation, Tenant acknowledges that Tenant's use of the Property, Building and Premises is strictly regulated by the Declaration. Tenant represents and warrants to Landlord that Tenant has reviewed, understands, and agrees to use the Property, Building and Premises in full compliance with the requirements of the Declaration at all times.

     This Lease is also subject and subordinate to (a) the Arizona State University Research Park Ground Lease dated October 8, 1984 between the Arizona Board of Regents and Price-Elliott Research Park, Inc. (the "Ground Lease"), and
(b)
the Subground Lease between Price-Elliott Research Park, Inc. and Landlord dated August ___, 1997 (the "Subground Lease").

29.  FINANCIAL INFORMATION:
     ---------------------

     Tenant represents and warrants to Landlord that the financial information provided to Landlord before the execution of this Lease accurately states the financial condition of Tenant as set forth therein and that such information is true and accurate as presented. Tenant further represents and warrants to Landlord that there has been no material adverse change in the financial condition of Tenant between the effective date of the information delivered to Landlord and the date of this Lease. Tenant acknowledges that, but for the truth and completeness of the financial information given to Landlord, as well as the truth of the foregoing representations, Landlord would not have entered into this Lease with Tenant.

30.  TENANT IMPROVEMENTS AND OTHER INCENTIVES:
     ----------------------------------------

     30.1 Landlord shall provide, at Landlord's sole cost and expense, the base Building with parking lot, driveways, sidewalks, exterior lighting and landscaping. Landlord shall also provide an Allowance for the Tenant Improvements to the Building not to exceed $86.20 per square foot. The base Building and the other improvements described above will consist of the basic structure with no specific or particular improvements intended for Tenant.

     30.2 Landlord will use reasonable efforts to cause the Building and related improvements and the Tenant Improvements to be constructed as economically as possible, and will use competitive bidding where practicable.

     30.3 Landlord will construct the Tenant Improvements based upon specifications mutually agreed upon by Landlord and Tenant. Landlord and Tenant shall work together cooperatively to produce a preliminary site plan and floor plans by no later than August 22, 1997 (the "Preliminary Plan Approval Date") and final plans and specifications by no later than November 10, 1997 (the "Final Plan Approval Date"). If Landlord and Tenant are unable to determine either the preliminary site plan and floor plans by the Preliminary Plan Approval Date or the final plans and specifications by the Final Plan Approval Date, every day of delay will operate to extend the Delivery Date under paragraph 13 by one (1) day. Further, if all approvals required under the Declaration, the Ground Lease and the Subground Lease are not obtained by September 21, 1997, every day of delay will operate to extend the Delivery Date under paragraph 13 by one (1) day. Additionally, if Landlord, acting diligently, is unable to obtain from the City of Tempe a site permit by October 1, 1997 and, subsequently, the shell building permit by October 31, 1997, then every day of delay thereafter in obtaining either permit will operate to extend the Delivery Date by one (1) additional day. The Building and the Tenant Improvements will be constructed in a good and workmanlike manner, free of mechanics' and materialmen's liens, in accordance with the terms of this Lease and all applicable laws, rules and regulations.

     Landlord and Tenant will agree on the architect designing the Tenant Improvements. Landlord will be required to construct or provide no additional improvements, except as provided below. Landlord will commence and complete construction of the Tenant Improvements with all reasonable diligence subject, however, to the provisions of paragraph 30.1. The construction work for the Building and the Tenant Improvements will be done by an affiliate of Landlord, and Landlord shall cause such affiliate to solicit bids for each major subcontract from qualified, licensed subcontractors.

     30.4 If the actual cost of the Tenant Improvements exceeds the Allowance, Tenant will pay the difference by a cash payment made to Landlord within ten
(10) business days following the issuance of the certificates of occupancy for the Building and the Tenant Improvements unless Landlord and Tenant agree instead to include the excess Tenant Improvements costs in the Total Project Cost so as to amortize the excess by an increase in base rent through the Lease Term.

     30.5 The Tenant Improvements will be the property of Landlord and upon expiration or termination of this Lease, Tenant will deliver the Building, including the Tenant Improvements, to Landlord in good condition, normal wear and tear excepted and except for damage to be repaired by Landlord pursuant to the provisions of this Lease.

     30.6 Landlord hereby represents and warrants to Tenant the following with respect to the Premises, which shall be true and correct upon completion of the Building and the Tenant Improvements:

     (a) the Building is structurally sound and mechanical and electrical systems of the Building are in good working order;

     (b) the Property (including the Building) complies with all legal requirements (including without limitation the Americans With Disabilities Act of 1990), regulatory standards and codes for its current use and the current use of the Building and the Property is in conformance with all applicable ordinances and zoning, excepting Tenant's own design error;

     (c) Landlord has no actual knowledge (without any investigation) of any requirements by any jurisdictional or environmental agency or department of any work which is required to be done at the Property;

     (d) Landlord has no actual knowledge (without any investigation) that there is, or ever has been, any Hazardous Materials located on, in or around the Property, nor to Landlord's actual knowledge (without any investigation) has there occurred a violation of any Hazardous Materials Laws at the Property; and

     (e) Landlord has no actual knowledge (without any investigation) of any claims, disputes or litigation of any kind, pending or threatened, with respect to the Property.

31.  RENEWAL OPTION(S):
     -----------------

     Provided that Tenant is not in default under this Lease either at the time it exercises the Renewal Options set forth below, or at the date a Renewal Term begins, Tenant will have the right to renew this Lease for two (2) successive five-year terms (the "Renewal Terms") by giving notice of exercise of the Renewal Option to Landlord at least six (6) months before the end of the Lease Term and the first Renewal Term, as the case may be. If Tenant fails to deliver timely written notice of exercise of a Renewal Option to Landlord, the Renewal Options shall lapse and Tenant will have no further privilege to extend the term of this Lease.

     Each Renewal Term shall be on the same terms and conditions of this Lease (unless by their very nature inapplicable), except that the base rent payable by Tenant to Landlord during each Renewal Term shall be based on the prevailing "market rental rate" for comparable space in competing buildings of similar size, type, quality and location as reasonably calculated by Landlord for each Renewal Term, but in no event less than the rate in force at the end of the
              --- -- -- ----- ----
preceding term.

     In the event Landlord and Tenant are unable to mutually agree on the "market rental rate" to be applied to the Property, Landlord and Tenant shall mutually select an MAI commercial real estate appraiser, and the opinion of such appraiser shall be binding upon both Landlord and Tenant. If Landlord and Tenant fail to mutually select such an MAI appraiser, the president of the Arizona Chapter of the Appraisal Institute shall select the appraiser.

     In addition to paying the base rent determined pursuant to this paragraph, Tenant will continue to pay all other sums required under the Lease.

     If this Lease or Tenant's right to possession of the Building shall expire or terminate for any reason whatsoever before Tenant exercises the Renewal Options, or if Tenant has sublet or assigned all or any portion of the Building, other than to a Tenant Affiliate, then immediately upon such expiration or termination, subletting or assignment, the Renewal Options shall simultaneously terminate and become null and void. The Renewal Options are personal to Tenant. Under no circumstances shall a subtenant or an assignee have the right to exercise the Renewal Options, other than a Tenant Affiliate. Time is of the essence of this provision.

32.  EXPANSION:
     ---------

     32.1 Although Tenant does not now wish to have constructed a larger facility, Tenant may in the future desire to expand the Building. Landlord is willing to permit the construction of additional space (the "Expansion Space") to the Building and will agree to construct, or to cause the construction of, the Expansion Space requested by Tenant, all in accordance with and subject to the following terms and conditions of this paragraph 32.

     32.2 If Tenant decides it would like to have the Building expanded at any time prior to expiration of the Lease Term, Tenant shall deliver a written notice to Landlord not later than one (1) year before the Lease Term expires specifying the number of additional square feet requested, the general configuration of the Expansion Space, the tenant improvements requested by Tenant to be installed by Landlord in the Expansion Space and the target date for completion of the Expansion Space.

     32.3 If Tenant's notice to Landlord is delivered within the first two (2) years of the Lease Term and if Ryan Companies US,

Inc. is still the Landlord, then within sixty (60) days following receipt of Tenant's written request for such expansion, Landlord will deliver to Tenant a written response which will either (A) set forth (i) Landlord's good faith estimate of the total cost to construct the Expansion Space in adherence to the same construction standards set forth in this Lease for the Building plus a 6% fee to Landlord; (ii) Landlord's good faith estimate of the increase in monthly base rent expected to result from the Expansion Space, calculated using the applicable rental constant under paragraph 3; and (iii) the expected time to complete the Expansion Space, including the projected time to prepare and agree upon plans and specifications and the time to obtain necessary financing, permits, consents and approvals; or (B) advise Tenant that Landlord elects not to construct the Expansion Space for any of the reasons set forth in paragraph
32.5 below. If Landlord provides a response under subparagraph (A) above, then Tenant will notify Landlord within thirty (30) days of Tenant's receipt of Landlord's response whether Tenant desires to proceed with the expansion.

     32.4 If Tenant's notice to Landlord is delivered after the first two (2) years of the Lease Term or if Ryan Companies US, Inc. is not still the Landlord, then within sixty (60) days following receipt of Tenant's written request for such expansion, Landlord will deliver to Tenant a written response which will either (A) set forth (i) Landlord's good faith estimate of the total cost to construct the Expansion Space in adherence to the same construction standards set forth in this Lease for the Building plus a 6% fee to Landlord; (ii) Landlord's good faith estimate of the increase in monthly base rent expected to result from the Expansion Space, calculated using the applicable rental constant under paragraph 3; and (iii) the expected time to complete the Expansion Space, including the projected time to prepare and agree upon plans and specifications and the time to obtain necessary financing, permits, consents and approvals; or
(B) advise Tenant that Landlord elects not to construct the Expansion Space for any reason whatsoever, including without limitation, the reasons set forth in paragraph 32.5 below. If Landlord provides a response under subparagraph (A) above, then Tenant will notify Landlord within sixty (60) days of Tenant's receipt of Landlord's response whether Tenant desires Landlord to proceed with the expansion, during which time Tenant, in its sole discretion, may elect to obtain competitive bids.

     32.5 Landlord may decline to construct the Expansion Space requested by Tenant if:

           (a) Landlord is unable to obtain financing on terms and conditions satisfactory to Landlord.

           (b) The Expansion Space is less than 30,000 square feet.

           (c) The Expansion Space is not permitted by applicable law, the Ground Lease, the Subground Lease or any recorded covenants, conditions and restrictions (including without limitation, the Declaration).

           (d) Tenant's financial condition has, in the sole opinion of Landlord, adversely changed since the date of the Lease so as to not be acceptable to Landlord.

           (e) Tenant is, or has been during the Lease term, in default under this Lease or any event has occurred which with the giving of notice or passage of time, or both, would constitute an event of default on the part of Tenant.

     32.6 If Landlord is to proceed with construction of the Expansion Space under either paragraph 32.3 or 32.4 above, then the parties will enter into a written amendment to the Lease setting forth the terms and conditions applicable to the Expansion Space, including without limitation the following:

           (a) If the Expansion Space is "ready for occupancy" (as defined in paragraph 2 above) after the first five (5) years of the Lease Term, then the initial Lease Term for the Property (including the Expansion Space) will be extended so that it expires ten (10) years from the date the Expansion Space is "ready for occupancy". This extension is independent of and in addition to the Renewal Options set forth in paragraph 31.

           (b) Base rent for the Expansion Space will be calculated using the applicable Rental Constant as set forth in paragraph 3 (but with the applicable Subground Lease Annual Payment included only once in calculating base rent in the aggregate for both the original Building and the Expansion Space). If the initial Lease Term is extended as provided above, then (i) the Rental Constant for calculating annual base rent for years 16 through 20, or portion thereof, and, if applicable, for years 21 through 25, or portion thereof, shall be computed on the basis of a 2% yearly increase compounded annually in base rent over years 11 through 15 for calculating base rent for years 16 through 20 and then, if applicable, over years 16 through 20 for calculating base rent for years 21 through 25, and (ii) the Subground Lease Annual Payment shall be equal to the applicable annual rent payable under the Subground Lease for the corresponding year of the Lease Term.

     The amendment will further state that, except as specifically provided to the contrary in this paragraph 32, all of the terms and conditions of the Lease shall apply to the Expansion Space. If the parties cannot agree upon the amendment in sufficient time for Landlord to commence and complete the Expansion Space by the target completion date, then Landlord shall not be obligated thereafter to proceed with construction of the Expansion Space.

     32.7  If Landlord elects under subpart (B) of either paragraphs 32.3 or
32.4 not to construct or have constructed the Expansion Space, or if Tenant is not satisfied with Landlord's proposal for the Expansion Space, Tenant shall have the right to construct the Expansion Space at its own expense in accordance with the terms of this paragraph 32. If Tenant elects to construct the Expansion Space, all construction must be performed in accordance with plans mutually acceptable to Landlord and Tenant and complying with all applicable laws, rules and regulations, the Ground Lease, the Subground Lease and recorded covenants, conditions and restrictions (including without limitation, the Declaration). Tenant will be responsible for obtaining at Tenant's expense all necessary permits, consents and approvals, and Landlord shall cooperate with and assist Tenant as necessary to enable Tenant to complete the desired construction. Tenant agrees to carry insurance in commercially reasonable coverages and amounts with respect to the construction satisfactory to Landlord. Tenant shall also obtain payment and performance bonds to insure for the benefit of Landlord the completion and payment for the construction work and shall, prior to beginning construction, record a bond satisfying the statutory requirements for keeping the Premises lien free with respect to Tenant's construction of the Expansion Space. If the construction is undertaken and paid for by Tenant, Tenant will not be required to pay base monthly rent with respect to the Expansion Space for any period during the Lease Term as extended, including during any Renewal Terms, but shall pay Operating Costs. Under no circumstances shall Landlord be required to obligate itself or encumber the Premises for financing to pay the costs for Tenant's construction of the Expansion Space.

     32.8 The duties and obligations of Landlord under this paragraph 32 shall not be binding upon and need not be performed by any mortgagee, trust deed beneficiary or other holder of a financing lien on the Premises or their successors and assigns; provided, however, the foregoing shall not impair or otherwise prejudice Tenant's right under paragraph 32.7 to construct the Expansion Space.

33.  AGENCY DISCLAIMER.
     -----------------

     Landlord and Tenant acknowledge and agree that CB Commercial Real Estate Group, Inc. is representing Tenant (ASM Lithography, Inc.) in this build-to-suite lease transaction although CB Commercial Real Estate Group, Inc. is also representing Landlord (Ryan Companies US, Inc.) in the separate ground lease transaction between Price-Elliot Research Park, Inc., an Arizona nonprofit corporation, and Ryan Companies US, Inc.

34.  PROVISIONS REGARDING GROUND LEASE AND SUBGROUND LEASE.
     -----------------------------------------------------

     34.1 Landlord is the lessee and Price-Elliott Research Park, Inc. (Price-Elliott), is the lessor under the Subground Lease pursuant to which Landlord acquired (or shall acquire) its interest in the Premises. Price-Elliott is the lessee and The Arizona Board of Regents ("Regents") is the lessor under the Ground Lease pursuant to which Price-Elliott acquired its interest in the Premises. Regents, Price-Elliott and Landlord also have entered into (or shall enter into) a Recognition, Nondisturbance and Attornment Agreement (the "RNA Agreement") for the benefit of Landlord.

     34.2  Landlord represents, warrants and covenants that:

           (a) Landlord had (or shall have upon execution and delivery) full power, right and authority to execute and deliver the Subground Lease and the RNA Agreement.

           (b) Landlord shall maintain the Subground Lease in full force and effect and in good and current standing at all times during the Lease Term and any extensions of the Lease Term.

           (c) Landlord shall perform and observe, in timely fashion, all covenants, conditions, obligations and agreements of Landlord under the Subground Lease and the RNA Agreement, except to the extent that Tenant is required under this Lease to perform such obligations.

           (d) Landlord shall not waive, execute any agreement that would be interpreted as waiving, or in any manner release or discharge any covenants, conditions, obligations or agreements under or related to (1) the Subground Lease to be performed or observed by Price-Elliott or (2) the RNA Agreement to be performed or observed by Regents, or condone any nonperformance of either such agreement.

     34.3 Landlord hereby authorized Tenant, upon the occurrence of any default under the Subground Lease, to: (i) enforce Landlord's rights under the Subground Lease and to receive any performance of Price-Elliott thereunder, and or (ii) pay or perform such obligations of Landlord under the Subground Lease in such manner and to such extent as it may deem necessary. If Tenant elects to take any action as set forth in the preceding sentence, Tenant shall notify Landlord and any lender of Landlord (but not more than one such lender) of the action it will undertake. Landlord hereby authorizes and directs Price-Elliott, upon such default by Landlord and election by Tenant, to make and render all acts and performances required of Price-Elliott under the Subground Lease directly to Tenant, and to accept from Tenant all acts and performances required of Landlord under the Subground Lease. Landlord hereby relieves Tenant and Price-Elliott from any liabilities to Landlord by virtue of their actions in accordance with this paragraph. The exercise of any right or authority herein granted shall not cure nor waive any default by Landlord nor invalidate any act done hereunder because of any default.

     34.4 Landlord does hereby make, constitute and appoint Tenant and its successors and assigns Landlord's true and lawful attorney in fact, in Landlord's name, place and stead, or otherwise, upon the occurrence of any default by Landlord under this Subground Lease, and at any time while such default is continuing, to do all acts and to execute, acknowledge, obtain and deliver any and all instruments, documents, items or things necessary, proper or required as a term, condition or provision of the Subground Lease or in order to exercise any rights of Landlord under the Subground Lease or to receive and enforce any performance due Landlord under the Subground Lease. The power of attorney given herein is a power coupled with an interest and shall be irrevocable so long as this Lease remains in effect.

     34.5 In addition to the rights set forth in paragraph 34.3 above, which are exercisable in the manner set forth therein, the occurrence of a default by Landlord under the Subground Lease shall constitute a default hereunder that shall entitle Tenant to exercise all of its other rights and remedies hereunder in the manner set forth herein.

     34.6 No change, amendment or modification shall be made to the Subground Lease without the prior written approval of Tenant, which approval Tenant shall not unreasonably withhold. Notwithstanding the previous sentence, Landlord shall have the right without Tenant's consent to enter into modifications of the Subground Lease which would not (i) materially impair Landlord's rights or privileges under the Subground Lease, or (ii) materially increase Landlord's duties or obligations under the Subground Lease; provided that any increase in the rent or other monetary payments required by Landlord under the Subground Lease shall be deemed material.

     34.7 Landlord shall immediately (i) notify Tenant in writing of any default or breach under the Subground Lease or of any failure of performance or other condition that would become an actual default or breach if notice was given and such failure of performance or other condition was not cured within the required time period, and (ii) deliver to Tenant true and complete copies of all communications respecting a default or breach, alleged default or breach, failure of performance, or other condition which with lapse of time or after additional notice, or both, could become a default or breach by Landlord under the Subground Lease, or otherwise relating to Landlord's good standing with respect to the Subground Lease.

                           [SIGNATURES ON NEXT PAGE]

                                    RYAN COMPANIES US, INC.,
                                    a Minnesota corporation

                                    By: /s/ John Stritmatter
                                        ----------------------------
                                     Its:  VP
                                         ---------------------------
                                                            LANDLORD

                                    ASM LITHOGRAPHY, INC.,
                                    a Delaware corporation

                                    By: /s/ Christina Larson
                                       ------------------------
                                     Its: SECRETARY/TREASURER
                                         ----------------------
                                                            TENANT